Exhibit 99.1



             Reliance Steel & Aluminum Co. Reports Record
              2006 Third Quarter and Nine-Months Results



    LOS ANGELES--(BUSINESS WIRE)--Oct. 19, 2006--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the third quarter and nine months ended September 30, 2006. Net income was a record $107.5 million, or $1.41 earnings per diluted share for the 2006 third quarter. This compares with net income of $49.4 million, or $.75 earnings per diluted share for the 2005 third quarter. 2006 third quarter sales were a record $1.6 billion, an increase of 87% compared with 2005 third quarter sales of $870.1 million. The 2006 third quarter financial results include in cost of sales a pre-tax LIFO expense amount of $33.3 million, or $.27 per diluted share, compared with a pre-tax LIFO expense amount of $4.0 million, or $.04 per diluted share recorded in the 2005 third quarter.

    All per share amounts have been adjusted for the two-for-one common stock split effective July 19, 2006. The 2006 third quarter results include Yarde Metals, Inc. that was acquired on August 1, 2006 and Earle M. Jorgensen Company that was acquired on April 3, 2006, that included the issuance of approximately nine million shares of common stock, for a 15% increase in diluted shares outstanding.

    For the nine-months ended September 30, 2006, net income amounted to a record $279.9 million, up 93% compared with net income of $144.8 million for the same period in 2005. Earnings per diluted share were $3.83 for the nine-months ended September 30, 2006, compared with earnings of $2.19 per diluted share for the nine-months ended September 30, 2005. Sales for the 2006 year-to-date period were a record $4.2 billion, an increase of 67% compared with 2005 nine-month sales of $2.5 billion. The 2006 nine-month financial results include in cost of sales a pre-tax LIFO expense amount of $56.3 million, or $.48 per diluted share, compared with a pre-tax LIFO expense amount of $16.5 million, or $.15 per diluted share in the 2005 year-to-date period.

    David H. Hannah, Chief Executive Officer of Reliance said, "Demand and pricing for our products continued at a healthy pace during the third quarter. The aerospace, energy and non-residential construction markets stood out as the most improved from the prior year. Our August 1, 2006 acquisition of Yarde Metals, Inc. also favorably affected our financial results."

    "We are optimistic regarding the current operating environment despite some softening in the prices for some of our products. As usual for the fourth quarter, we also expect some normal seasonal slowdown in purchasing by our customers. Additionally, we estimate higher than previously anticipated LIFO expense for the final quarter of the year. As a result, we currently estimate earnings per diluted share for the 2006 fourth quarter in a range of $1.15 to $1.20," said Hannah.

    On August 1, 2006, Reliance completed the acquisition of Yarde Metals, Inc., a metals service center company headquartered in Southington, CT, and its second largest acquisition in terms of revenues. The Company paid $100 million in cash and assumed approximately $102 million of net debt for all of the outstanding common stock of Yarde Metals, Inc. The acquisition was immediately accretive to Reliance's earnings. Current management and employees remained in place with Tracy Yarde Smith serving as President of Yarde Metals, Inc., a wholly owned subsidiary of Reliance.

    Yarde Metals, Inc. was founded in 1976 and specializes in the processing and distribution of stainless steel and aluminum plate, rod and bar products. Yarde has additional metals service centers in Pelham, NH; East Hanover, NJ; Hauppauge, NY; High Point, NC; Streetsboro, OH; and Limerick, PA and a sales office in Ft. Lauderdale, FL. Yarde's net sales for the fiscal year ended June 30, 2006 were approximately $385 million.

    The regular quarterly cash dividend of $.06 per share of common stock was paid on September 15, 2006 to shareholders of record August 25, 2006, representing a 20% increase over the previous rate of $.05 per share, after giving effect to the two-for-one stock split on July 19, 2006. 2006 marks the 46th consecutive year that Reliance has paid quarterly dividends to its shareholders.

    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the third quarter and year-to-date financial results for the period ended September 30, 2006. All interested parties are invited to listen to the web cast on October 19, 2006 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through November 19, 2006 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 160 locations in 37 states and Belgium, Canada, China and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.

    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2006 Fortune 100 Fastest Growing
Companies List and the Forbes Platinum 400 List of America's Best Big
Companies.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


                    RELIANCE STEEL & ALUMINUM CO.
                       SELECTED FINANCIAL DATA
          (In thousands, except share and per share amounts)

                          Three Months              Nine Months
                       Ended September 30,      Ended September 30,
                    ------------------------- ------------------------
                       2006         2005         2006         2005
                    ----------- ------------- ------------ -----------
Income Statement
 Data:
Net sales           $1,626,208      $870,124   $4,173,416  $2,498,373
Gross profit           432,069       228,728    1,122,127     666,899
Operating profit(1)    192,573        87,842      494,680     259,860
EBITDA(2)              209,258        98,058      538,523     287,724
EBIT(2)                192,747        86,521      493,391     252,918
Pre-tax income         173,393        79,738      451,395     233,628
Net income             107,505        49,437      279,865     144,849
EPS - diluted(3)         $1.41          $.75        $3.83       $2.19
Weighted average
 shares outstanding
 -Diluted(3)        76,016,596    66,332,166   72,985,065  66,125,898
Gross margin              26.6%         26.3%        26.9%       26.7%
Operating profit
 margin(1)                11.8%         10.1%        11.9%       10.4%
EBITDA margin(2)          12.9%         11.3%        12.9%       11.5%
EBIT margin(2)            11.9%          9.9%        11.8%       10.1%
Pre-tax margin            10.7%          9.2%        10.8%        9.4%
Net margin                 6.6%          5.7%         6.7%        5.8%
Cash dividends per
 share(3)                 $.06          $.05         $.16        $.14

                                September 30, December 31,
                                    2006         2005
                                ------------- ------------
Balance Sheet Data:
Current assets                    $1,810,731     $847,348
Working capital                    1,145,545      513,529
Net fixed assets                     736,180      479,719
Total assets                       3,732,685    1,769,070
Current liabilities                  665,186      333,819
Long-term debt(4)                  1,158,099      306,790
Shareholders' equity               1,673,191    1,029,865
Capital expenditures                  84,720       53,740
Net debt-to-total
 capital(5)                             42.4%        23.8%
Return on equity(6)                     28.2%        25.0%
Current ratio                            2.7          2.5
Book value per
 share(3)                             $22.17       $15.56
Cash flow from
 operations per
 share(3, 7)                           $1.66        $4.11

(1) Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.

(2) See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(3) All periods have been adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was declared on May 17, 2006 and distributed on July 19, 2006 to shareholders of record on July 5, 2006.

(4) Long-term debt includes capital lease obligations of $5,098 and $5,515 as of September 30, 2006 and December 31, 2005, respectively.

(5) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).

(6) Calculations are based on the latest twelve months net income and beginning shareholders' equity, adjusted for $360.5 million of common stock issued to fund an acquisition on April 3, 2006.

(7) Calculations are based on the latest twelve months.



                    RELIANCE STEEL & ALUMINUM CO.
                     CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share amounts)

                                ASSETS

                                           September 30,  December 31,
                                               2006          2005
                                           -------------- ------------
Current assets:                             (Unaudited)
  Cash and cash equivalents                      $22,041      $35,022
  Accounts receivable, less allowance for
   doubtful accounts of $18,507 at
   September 30, 2006 and $10,511 at
   December 31, 2005, respectively               746,007      369,931
  Inventories                                    987,505      387,385
  Prepaid expenses and other current assets       19,554       19,009
  Deferred income taxes                           35,624       36,001
                                           -------------- ------------
Total current assets                           1,810,731      847,348
Property, plant and equipment, at cost:
  Land                                           107,148       60,207
  Buildings                                      386,075      281,986
  Machinery and equipment                        547,087      403,403
  Accumulated depreciation                      (304,130)    (265,877)
                                           -------------- ------------
                                                 736,180      479,719

Goodwill                                         759,665      384,730
Intangible assets                                351,659       44,384
Cash surrender value of life insurance
 policies, net                                    38,223        7,299
Deferred income taxes                              9,363           --
Other assets                                      26,864        5,590
                                           -------------- ------------
Total assets                                  $3,732,685   $1,769,070
                                           ============== ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $377,736     $184,443
  Accrued expenses                                51,827       19,234
  Accrued compensation and retirement costs       82,409       52,354
  Accrued insurance costs                         35,413       23,372
  Income taxes payable                            17,055        4,141
  Deferred income taxes                            3,835          214
  Current maturities of long-term debt            96,358       49,525
  Current maturities of capital leases               553          536
                                           -------------- ------------
Total current liabilities                        665,186      333,819
Long-term debt                                 1,153,001      301,275
Capital lease obligations                          5,098        5,515
Long-term retirement costs                        35,739       15,660
Deferred income taxes                            199,303       65,808
Minority interest                                  1,167       17,128
Commitments and contingencies                         --           --
Shareholders' equity:
Preferred stock, no par value:
Authorized shares -- 5,000,000
None issued or outstanding                            --           --
Common stock, no par value:
Authorized shares -- 100,000,000
Issued and outstanding shares
--75,460,946 at September 30, 2006 and
66,217,998 at December 31, 2005,
respectively, stated capital                     695,703      325,010
  Retained earnings                              974,557      704,530
  Accumulated other comprehensive income           2,931          325
                                           -------------- ------------
Total shareholders' equity                     1,673,191    1,029,865
                                           -------------- ------------
Total liabilities and shareholders' equity    $3,732,685   $1,769,070
                                           ============== ============

All share information, except for authorized shares, has been adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was declared on May 17, 2006 and distributed on July 19, 2006 to shareholders of record on July 5, 2006.


                    RELIANCE STEEL & ALUMINUM CO.
                  CONSOLIDATED STATEMENTS OF INCOME
          (In thousands, except share and per share amounts)

                            Three Months             Nine Months
                         Ended September 30,     Ended September 30,
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
Net sales              $1,626,208    $870,124  $4,173,416  $2,498,373
Other income, net           1,987       1,345       3,641       2,709
                       ----------- ----------- ----------- -----------
                        1,628,195     871,469   4,177,057   2,501,082

Costs and expenses:
  Cost of sales
   (exclusive of
   depreciation and
   amortization shown
   below)               1,194,139     641,396   3,051,289   1,831,474
  Warehouse, delivery,
   selling, general and
   administrative         224,703     130,260     587,018     375,613
  Depreciation and
   amortization            16,511      11,537      45,132      34,806
  Interest expense         19,354       6,783      41,996      19,290
                       ----------- ----------- ----------- -----------
                        1,454,707     789,976   3,725,435   2,261,183
Income before minority
 interest and income
 taxes                    173,488      81,493     451,622     239,899
Minority interest             (95)     (1,755)       (227)     (6,271)
                       ----------- ----------- ----------- -----------
Income from continuing
 operations before
 income taxes             173,393      79,738     451,395     233,628
Provision for income
 taxes                     65,888      30,301     171,530      88,779
                       ----------- ----------- ----------- -----------
Net income               $107,505     $49,437    $279,865    $144,849
                       =========== =========== =========== ===========

Earnings per share:
Income from continuing
 operations - diluted       $1.41        $.75       $3.83       $2.19
                       =========== =========== =========== ===========
Weighted average shares
 outstanding -
  diluted              76,016,596  66,332,166  72,985,065  66,125,898
                       =========== =========== =========== ===========
Income from continuing
 operations - basic         $1.42        $.75       $3.87       $2.20
                       =========== =========== =========== ===========
Weighted average shares
 outstanding -
  basic                75,451,585  65,933,804  72,315,779  65,777,452
                       =========== =========== =========== ===========
Cash dividends per
 share                       $.06        $.05        $.16        $.14
                       =========== =========== =========== ===========


                  Reconciliation of EBIT and EBITDA

Income from continuing
 operations before
 income taxes            $173,393     $79,738    $451,395    $233,628
Interest expense           19,354       6,783      41,996      19,290
                       ----------- ----------- ----------- -----------
EBIT                     $192,747     $86,521    $493,391    $252,918
                       ----------- ----------- ----------- -----------
Depreciation expense       14,793      10,626      40,429      31,426
Amortization expense        1,718         911       4,703       3,380
                       ----------- ----------- ----------- -----------
EBITDA                   $209,258     $98,058    $538,523    $287,724
                       =========== =========== =========== ===========

All share information has been adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was declared on May 17, 2006 and distributed on July 19, 2006 to shareholders of record on July 5, 2006.


                    RELIANCE STEEL & ALUMINUM CO.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                    Nine Months Ended
                                                      September 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------


Operating activities:
Net income                                         $279,865  $144,849
Adjustments to reconcile net income to net cash provided by operating activities:

   Depreciation and amortization                     45,132    34,806
   Debt premium amortization                         (1,779)       --
   Deferred income taxes                             (1,297)       --
   (Gain)/Loss on sales of property and equipment      (990)       30
   Minority interest                                    227     6,271
   Stock based compensation expense                   4,336        --
   Tax benefit of stock options exercised                --     2,130
   Excess tax benefits from stock based
    compensation                                     (1,769)       --
   Decrease/(Increase) in cash surrender value of
    life insurance policies                             494      (135)
   Changes in operating assets and liabilities
    (excluding effect of businesses acquired):
      Accounts receivable                          (130,298)  (39,786)
      Inventories                                  (172,732)    8,928
      Prepaid expenses and other assets               9,593    (2,303)
      Accounts payable and accrued expenses         (19,253)   10,378
                                                   --------- ---------
Net cash provided by operating activities            11,529   165,168

Investing activities:
Purchases of property, plant and equipment, net     (84,720)  (34,314)
Acquisitions of metals service centers and net
 asset purchases of metals service centers, net of
 cash acquired                                     (559,393)  (94,383)
Tax distributions made related to a prior
 acquisition                                           (894)       --
Proceeds from sales of property and equipment         2,956     1,191
Proceeds from redemption of life insurance policies     489        --
Premiums paid on life insurance policies               (279)       --
                                                   --------- ---------
Net cash used in investing activities              (641,841) (127,506)

Financing activities:
Proceeds from borrowings                            993,316   372,000
Principal payments on long-term debt and short-term
 borrowings                                        (368,123) (402,381)
Payments to minority shareholders                    (1,291)   (7,159)
Dividends paid                                      (11,608)   (9,220)
Excess tax benefits from stock based compensation     1,769        --
Exercise of stock options                             2,852     7,748
Issuance of common stock                                222       246
                                                   --------- ---------
Net cash provided by (used in) financing activities 617,137   (38,766)
Effect of exchange rate changes on cash                 194      (136)
                                                   --------- ---------
Decrease in cash and cash equivalents               (12,981)   (1,240)
Cash and cash equivalents at beginning of period     35,022    11,659
                                                   --------- ---------
Cash and cash equivalents at end of period          $22,041   $10,419
                                                   ========= =========

Supplemental cash flow information:
Interest paid during the period                     $24,997   $16,710
Income taxes paid during the period                $155,221   $86,148

Non-cash investing and financing activities:
Issuance of common stock and stock options in
 connection with acquisition of metals service
 center                                            $360,453       $--
Issuance of common stock to employee retirement
 savings plan                                        $2,830       $--


    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com